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                                                                     EXHIBIT 2.5


                             AMENDMENT NO. 2 TO THE
                            STOCK PURCHASE AGREEMENT

         THIS AMENDMENT NO. 2 TO THE STOCK PURCHASE AGREEMENT (this "Amendment") is entered into this 27th day of March, 2000 among Synagro Technologies, Inc., a Delaware corporation (the "Purchaser"), and Gerald L. Rehbein and Gordon W. Rehbein (collectively, the "Shareholders"). The Purchaser and each of the Shareholders are a "Party" and, collectively, they are sometimes referred to as the "Parties."

         WHEREAS, the Parties entered into a Stock Purchase Agreement dated as of October 26, 1999 (the "Agreement"), whereby the Shareholders agreed to sell and transfer to the Purchaser, and the Purchaser agreed to purchase, all the outstanding stock of Rehbein, Inc., a Minnesota corporation (the "Company");

         WHEREAS, the Parties amended the Agreement in certain respects by a Letter Agreement dated December 23, 1999 (the "Letter Agreement");

         WHEREAS, the Parties agree to further amend the Agreement in certain respects as set forth below; and

         WHEREAS, capitalized terms not defined herein shall have the meanings given to them in the Agreement.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

         1.       AMENDMENTS, ADDITIONS AND DELETIONS TO THE AGREEMENT.

                  (a) The Parties agree to amend Section 3.2 of the Agreement in its entirety to read as follows:


                           "(a) The aggregate purchase price (the "Purchase Price") for the Company Common Stock and the representations, warranties, covenants and agreements referenced herein shall be (i) Eight Million Four Hundred Thousand Dollars ($8,400,000), less the Adjustment Amount, payable to the order of and in the amounts listed on Schedule 3.2 attached hereto; and
                           (ii) the earnout consideration, if any, due and payable under the Earnout Agreement between the Purchaser and the Shareholders attached hereto as Exhibit H (the "Earnout Agreement").


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                           (b)      The capitalized terms used in this Section
                  shall have the following meanings:

                           "Adjustment Amount" means the sum of (1) the Company's Indebtedness as of Closing and (2) the amount, if any, by which the Company's Net Working Capital as of Closing is less than or exceeds Five Hundred Seventy-Seven Thousand and Ninety Dollars ($577,090), of which a minimum of $62,610 shall be in cash.

                                    "Indebtedness" means the aggregate long-term
                           indebtedness and other long-term liabilities of the Company determined in accordance with GAAP.

                                    "Net Working Capital" means the aggregate
                           current assets of the Company less the aggregate current liabilities of the Company in accordance with GAAP."

                  (b)      The Parties hereby agree to add a new clause (x) to
         Section 3.4(a) of the Agreement to read in its entirety as follows:

                                    "(x) the Earnout Agreement between the
                           Purchaser and the Shareholders in the form attached as Exhibit H hereto."

                  (c)      The Parties hereby agree to delete clause (iv) to
         Section 3.4(b) of the Agreement in its entirety and add a new clause
         (iv) to read in its entirety as follows:

                                    "(iv) the Earnout Agreement between the
                           Purchaser and the Shareholders in the form attached as Exhibit H hereto."

                  (d)      The Parties hereby agree to add a new clause (d) to
         Section 8.2 of the Agreement to read in its entirety as follows:

                                    "(d) the Shareholders shall have received an
                           executed copy of the Earnout Agreement, in the form attached as Exhibit H hereto."


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                  (e)      The Parties hereby agree to amend clause (k) to
         Section 8.2 of the Agreement to read in its entirety as follows:

                                    "(k) Gerald Rehbein and Paul Montain shall
                           have entered into Employment and Non-Competition Agreements in the form attached as Exhibit D hereto;"

                  (f)      The Parties hereby agree to add a new clause (q) to
         Section 8.3 of the Agreement to read in its entirety as follows:

                                    "(q) the Purchaser shall have received an
                           executed copy of the Earnout Agreement, in the form attached as Exhibit H hereto."

                  (g)      The Parties hereby agree to amend clause (ii) of
         Section 9.1(a) to read in its entirety as follows:

                                    "(ii) if the transactions contemplated
                           hereby are not completed by March 27, 2000, (provided that the right to terminate this Agreement under this
                           Section 9.1(a)(ii) shall not be available to the Shareholders if the failure of the Shareholders to fulfill any obligation to Purchaser under or in connection with this Agreement has been the cause of or resulted in the failure of the transactions contemplated hereby to occur on or before such date);"

                  (h)      The Parties hereby agree to amend clause (ii) of
         Section 9.1(b) to read in its entirety as follows:

                                    "(ii) if the transactions contemplated
                           hereby are not completed by March 27, 2000 (provided that the right to terminate this Agreement under this
                           Section 9.1(b)(ii) shall not be available to Purchaser if the failure of Purchaser to fulfill any obligation to the Shareholders under or in connection with this Agreement has been the cause of or resulted in the failure of the transactions contemplated hereby to occur on or before such date); or"

                  (i) The Parties hereby agree to add a new Section 10.7 to read in its entirety as follows:

                                    "SECTION 10.7 RIGHT OF OFFSET. Upon written
                           notice to the Shareholders under the Earnout
                           Agreement specifying in reasonable detail its justification therefore, the Purchaser may offset the amount of any Indemnified Amount determined by litigation, arbitration or settlement under Section
                           10.3 to be owed


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                           to Purchaser against any amount owed by the Purchaser
                           to the Shareholder under the Earnout Agreement."

                  (j) The Parties hereby agree to add a new Section 10.8 to read in its entirety as follows:

                                    "SECTION 10.8 ESCROW. If there exists a bona
                           fide dispute at the time of payment of the earnout consideration under the Earnout Agreement regarding a claim by a Purchaser Indemnified Party or with respect to the right of the Purchaser to offset against the Earnout Agreement, the Parties agree that at such time, the Purchaser shall deposit a portion of such earnout consideration due and payable equal to the amount in dispute into an interest bearing escrow account (`Escrow Account'), pending resolution of such dispute. Interest on the Escrow Account shall accrue for the benefit of the Party to whom the Escrow Account proceeds are released upon resolution of such dispute; provided, that if the Escrow Account proceeds are released to more than one Party, the interest shall be prorated among the Parties based on the amounts released to the Parties. Upon resolution of the dispute, the Purchaser shall be entitled to exercise its right of set-off as and in the manner provided in Section 10.7 of this Agreement against the proceeds in the Escrow Account. Immediately after resolution of the dispute, the Escrow Agent shall immediately release and deliver to the payee under the Earnout Agreement all of the remaining Escrow Account proceeds."

                  (k) Section 11.1 of the Agreement is hereby amended in its entirety to read as follows:

                                    "SECTION 11.1. SURVIVAL. The
                           representations, warranties, covenants and agreements (including, but not limited to, indemnification obligations) set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall be continuing and shall survive the Closing for a period of three (3) years following the date of Closing; provided, however, that in the case of all such representations, warranties, covenants and agreements (including, but not limited to, indemnification obligations) there shall be no such termination with respect to any such representation, warranty, covenant or agreement as to which a bona fide claim has been asserted by written notice of such claim delivered to the Party or Parties making such representation, warranty, covenant or agreement prior to the expiration of the survival period; provided, further, that (i) the representations and



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                           warranties set forth in Sections 5.2, 5.6 and 5.24
                           hereof shall survive the Closing indefinitely, (ii) Sections 5.5, 5.8, 5.10, 5.13 and 5.15 shall survive the Closing for the greater of three years or the statutory survival period, (iii) the representations and warranties in Section 5.12 shall survive the Closing for the greater of (a) three years or (b) the statutory survival period applicable to the Company or any entity that transferred any property or assets to the Company in connection with the consummation of the transactions contemplated hereby, (iv) the indemnification obligations of the Shareholders set forth in Section 10.1(a) shall survive the Closing until termination of the applicable representations and warranties, and (v) the indemnification obligations of the Shareholders set forth in Sections 10.1(c), (d) and (e) shall survive the Closing for the greater of three years or the statutory survival period applicable to the underlying claims."

                  (l) The Parties agree to amend SCHEDULE 3.4(b)(iv) (Guarantees or Surety Obligations) of the Agreement by adding the following:

                           "Bond No. __________: City of Ely Waste Water Treatment Plant"

                  (m) The Parties agree to amend SCHEDULE 5.5 (Financial Statements) of the Agreement by inserting the financial statements attached as Exhibit A hereto.

                  (n) The Parties agree to amend SCHEDULE 5.8 (Litigation) of the Agreement by adding the following at the end of (2):

                          "The Company settled Jim Brazille's claim and a
                 similar claim made by Bill Brooks. Jim Brazille and Bill Brooks each signed a Release of Claims Agreement."

                 (o) The Parties agree to amend SCHEDULE 5.14. (Employee and Labor Matters) of the Agreement by deleting the current schedule and replacing it with the schedule attached as Exhibit B hereto.

                 (p) The Parties agree to amend SCHEDULE 5.17 (Title to Assets) of the Agreement by adding the language attached as Exhibit C hereto to the end of the schedule.

                 (q) The Parties agree to amend SCHEDULE 5.18. (Contracts, Agreements, Plans and Commitments) of the Agreement by by deleting the current schedule and replacing it with the schedule attached as Exhibit D hereto.


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         2.       RATIFICATION. Except as expressly amended by this Amendment, the Agreement, the Letter Agreement and the exhibits and schedules thereto shall remain in full force and effect. None of the rights, interests and obligations existing and to exist under the Agreement or the Letter Agreement are hereby released, diminished or impaired, and the parties hereby reaffirm all covenants, representations and warranties in the Agreement and the Letter Agreement.

         3. EXECUTION IN COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.





                            [SIGNATURE PAGE FOLLOWS]








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         IN WITNESS WHEREOF, this Amendment is hereby duly executed by each
Party hereto as of the date first written above.


                                  PURCHASER:

                                  SYNAGRO TECHNOLOGIES, INC.



                                  By: /s/ Mark A. Rome
                                      ------------------------------------------
                                          Mark A. Rome, Executive Vice President




                                  THE SHAREHOLDERS



                                  /s/ Gerald L. Rehbein
                                  ----------------------------------------------
                                      Gerald L. Rehbein



                                  /s/ Gordon W. Rehbein
                                  ----------------------------------------------
                                      Gordon W. Rehbein




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